UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada	T2P 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, the Board of Directors (the “Board”) of TransAtlantic Petroleum Corp. (the “Company”) appointed Mel G. Riggs as a director for a term expiring at the 2010 Annual Meeting of Shareholders. Mr. Riggs was also appointed to the audit committee of the Board.

Mr. Riggs will participate in the Company’s compensation program for non-employee directors. Pursuant to the program, Mr. Riggs will receive an annual fee of $50,000, one-half of which will be paid in cash and one-half of which will be paid in the form of restricted stock units to be issued under the TransAtlantic Petroleum Corp. 2009 Long-Term Incentive Plan. If Mr. Riggs serves as the chairman of the audit committee, he will receive an additional annual fee of $25,000 in cash. In addition, as a non-employee director, Mr. Riggs will be reimbursed for travel and other expenses directly associated with Company business.

There was no arrangement or understanding between Mr. Riggs and any other persons pursuant to which Mr. Riggs was selected as a director. In addition, since the beginning of the Company’s last fiscal, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which Mr. Riggs had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

A press release announcing Mr. Riggs’s election to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated July 22, 2009 issued by TransAtlantic Petroleum Corp..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated July 22, 2009 issued by TransAtlantic Petroleum Corp.

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